Exhibit 99.1

Smith Douglas Homes Reports Second Quarter 2024 Results

ATLANTA, August 14, 2024 (Business Wire) – Smith Douglas Homes Corp. (NYSE: SDHC) (“Smith Douglas” or the “Company”) today announced second quarter results for the three and six months ended June 30, 2024.

Q2 2024 Results as compared to Q2 2023:
•	Net new orders increased 17% to 715
•	Home closings increased 17% to 653
•	Revenue increased 22% to $220.9 million
•	Pre-tax income of $25.9 million
•	Earnings of $0.40 per diluted share
•	Backlog homes increased 19% to 1,173
•	Sales value of backlog homes increased 23% to $404.7 million
•	Debt-to-book capitalization of 1.1%
•	Active community count increased 70% to 75 at quarter end
•	Total controlled lots increased 81% to 15,842

Greg Bennett, Vice Chairman and Chief Executive Officer, commented, “Despite ongoing affordability challenges for our homebuyers, we have achieved another robust financial quarter due to our team’s unwavering commitment to operational excellence, combined with strong market demand. Our success is highlighted by a 17% year-over-year increase in closings and delivering above industry average gross margins of 26.7% for the quarter, which resulted in a pretax income of $25.9 million.”

Russ Devendorf, Executive Vice President and Chief Financial Officer added, “During the quarter we have continued our prudent capital deployment in support of growth while maintaining our disciplined commitment to our land light strategy.  We grew our total controlled lot position by 12% for the quarter, with 96% of our unstarted controlled lots being controlled via option agreement.  We ended the quarter with over $17 million of cash, nearly $345 million of stockholder’s equity and zero borrowings under our credit facility, resulting in a net-debt-to-net book capitalization of (4.1)%.”

Conference Call & Webcast Information
Management will host a conference call to discuss the Company’s results at 8:30 a.m. Eastern Time on August 14, 2024. Interested parties can dial in using the numbers below or access the call via a webcast link provided in the investor relations section of the company’s website.

Dial-in Numbers:
Toll Free - North America (+1) 800-715-9871
International: (+1) 646-307-1963
Conference ID: 9762287

Replay Numbers:
Toll Free - North America: (+1) 800-770-2030
Playback Passcode: 9762287
Replay will expire 7 days following the event

About Smith Douglas Homes
Headquartered in Woodstock, Georgia, Smith Douglas Homes completed its initial public offering in January 2024. Since its inception, Smith Douglas has been entrusted by over 15,000 families to fulfill their new home dreams. Ranked a top 50 builder nationally for several years and with 2,297 closings in 2023, Smith Douglas currently holds the #36 position on the Builder Magazine Top 100 list. The Smith Douglas communities are primarily targeted to entry-level and empty-nest homebuyers looking to purchase a new home priced below the Federal Housing Administration loan limit in the metro areas of Atlanta, Birmingham, Charlotte, Chattanooga, Houston, Huntsville, Nashville, and Raleigh. Smith Douglas offers its homebuyers a personalized, affordable-luxury buying experience at attractive prices.

Investor Relations
Joe Thomas
908-399-5413
investors@smithdouglas.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s performance, growth, strategic opportunities, and financial position. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on management’s current estimates and expectations. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Smith Douglas Homes
Condensed Consolidated Statements of Income
(Unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Home closing revenue	$220,933	$181,522	$410,142	$349,666
Cost of home closings	161,875	128,824	301,624	248,435
Home closing gross profit	59,058	52,698	108,518	101,231

Selling, general and administrative costs	31,809	21,928	59,350	41,722
Equity in income from unconsolidated entities	(220)	(226)	(404)	(436)
Interest expense	591	301	1,289	546
Other expense (income), net	1,012	(46)	1,010	(168)
Income before income taxes	25,866	30,741	47,273	59,567
Provision for income taxes	1,132	-	2,053	-
Net income	24,734	$30,741	45,220	$59,567
Net income attributable to non-controlling interests and LLC members prior to IPO	21,088		38,602
Net income attributable to Smith Douglas Homes Corp.	$3,646		$6,618

	Three months ended June 30, 2024	Period from January 11, 2024 to June 30, 2024
Earnings per share:
Basic	$0.41	$0.75
Diluted	$0.40	$0.74
Weighted average shares of common stock outstanding:
Basic	8,846,154	8,846,154
Diluted	51,431,974	51,414,509

Smith Douglas Homes
Condensed Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Cash and cash equivalents	$17,298	$19,777
Real estate inventory	266,553	213,104
Deposits on real estate under option or contract	66,253	57,096
Real estate not owned	13,635	16,815
Property and equipment, net	3,351	1,543
Goodwill	25,726	25,726
Deferred tax asset, net	10,934	-
Other assets	25,504	18,631
Total assets	$429,254	$352,692
Liabilities and Stockholders’/Members’ Equity
Liabilities:
Accounts payable	$21,458	$17,318
Customer deposits	9,543	7,168
Notes payable	3,859	75,627
Liabilities related to real estate not owned	13,635	16,815
Accrued expenses and other liabilities	25,799	26,861
Tax receivable agreement liability	10,401	-
Total liabilities	84,695	143,789
Commitments and contingencies (Note 9)
Members’ equity:
Class A units	-	206,303
Class C units	-	2,000
Class D units	-	600
Total members’ equity	-	208,903
Stockholders’ equity:
Preferred stock, $0.0001 par value – 10,000,000 shares authorized; none issued and outstanding as of June 30, 2024	-	-
Class A common stock, $0.0001 par value – 250,000,000 shares authorized; 8,846,154 shares issued and outstanding as of June 30, 2024	1	-
Class B common stock, $0.0001 par value – 100,000,000 shares authorized; 42,435,897 shares issued and outstanding as of June 30, 2024	4	-
Additional paid-in capital	55,776	-
Retained earnings	6,321	-
Total stockholders’ equity attributable to Smith Douglas Homes Corp.	62,102	-
Non-controlling interests attributable to Smith Douglas Holdings LLC	282,457	-
Total members’/stockholders’ equity	344,559	208,903
Total liabilities and stockholders’/members’ equity	$429,254	$352,692

Smith Douglas Homes
Summary Cash Flow Information
(Unaudited, dollars in thousands)

Six months ended June 30,	2024	2023
Net cash (used in) provided by operating activities	$(9,234)	$35,902
Net cash used in investing activities	(3,153)	(180)
Net cash provided by (used in) financing activities	9,908	(53,931)
Net decrease in cash and cash equivalents	(2,479)	(18,209)
Cash and cash equivalents, beginning of period	19,777	29,601
Cash and cash equivalents, end of period	$17,298	$11,392

Smith Douglas Homes
Selected Other Operating Data
(Unaudited, dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Home closings	653	560	1,219	1,060
ASP of homes closed	$338	$324	$336	$330
Net new home orders	715	612	1,480	1,276
Contract value of net new home orders	$243,842	$206,130	$503,282	$421,248
ASP of net new home orders	$341	$337	$340	$330
Cancellation rate(1)	11.8%	8.7%	11.2%	8.8%
Backlog homes (period end)(2)	1,173	985	1,173	985
Contract value of backlog homes (period end)	$404,750	$330,258	$404,750	$330,258
ASP of backlog homes (period end)	$345	$335	$345	$335
Active communities (period end)(3)	75	44	75	44
Controlled lots (period end):
Homes under construction	1,088	706	1,088	706
Owned lots	587	405	587	405
Optioned lots	14,167	7,659	14,167	7,659
Total controlled lots	15,842	8,770	15,842	8,770
(1)	The cancellation rate is the total number of cancellations during the period divided by the total gross new home orders during the period.
(2)
Backlog homes (period end) is the number of homes in backlog from the previous period plus the number of net new home orders generated during the current period minus the number of homes closed during the current period.

(3)	A community becomes active once the model is completed or the community has its first sale. A community becomes inactive when it has fewer than two homes remaining to sell.

Smith Douglas Homes
Selected Financial Information by Segment
(Unaudited, dollars in thousands)

Home Closing Revenue

Three months ended June 30,	2024			2023			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Alabama	$43,585	145	$301	$18,800	66	$285	132%	120%	6%
Atlanta	80,220	231	347	94,104	302	312	(15)%	(24)%	11%
Charlotte	15,352	43	357	14,369	40	359	7%	8%	(1)%
Houston	31,248	95	329	—	—	—	100%	100%	100%
Nashville	21,707	58	374	28,019	79	355	(23)%	(27)%	6%
Raleigh	28,821	81	356	26,230	73	359	10%	11%	(1)%
Total	$220,933	653	$338	$181,522	560	$324	22%	17%	4%

Six months ended June 30,	2024			2023			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Alabama	$83,240	277	$301	$42,867	147	$292	94%	88%	3%
Atlanta	142,840	414	345	170,278	537	317	(16)%	(23)%	9%
Charlotte	28,816	77	374	26,871	73	368	7%	5%	2%
Houston	55,278	169	327	—	—	—	100%	100%	100%
Nashville	43,737	121	361	51,908	144	360	(16)%	(16)%	—%
Raleigh	56,231	161	349	57,742	159	363	(3)%	1%	(4)%
Total	$410,142	1,219	$336	$349,666	1,060	$330	17%	15%	2%

Backlog

As of June 30,	2024			2023			Period over period change
	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes
Alabama	169	$50,122	$297	246	$73,028	$297	(31)%	(31)%	—%
Atlanta	492	170,724	347	374	125,606	336	32%	36%	3%
Charlotte	121	49,498	409	70	25,035	358	73%	98%	14%
Houston	200	64,445	322	—	—	—	100%	100%	100%
Nashville	52	20,681	398	129	47,346	367	(60)%	(56)%	8%
Raleigh	139	49,280	355	166	59,243	357	(16)%	(17)%	(1)%
Total	1,173	$404,750	$345	985	$330,258	$335	19%	23%	3%

Controlled Lots

As of June 30,	2024			2023			Period over period change
	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled
Alabama	355	1,420	1,775	315	1,483	1,798	13%	(4)%	(1)%
Atlanta	485	7,457	7,942	338	3,384	3,722	43%	120%	113%
Charlotte	144	2,021	2,165	81	1,127	1,208	78%	79%	79%
Houston	384	1,390	1,774	—	—	—	100%	100%	100%
Nashville	93	820	913	207	662	869	(55)%	24%	5%
Raleigh	214	1,059	1,273	170	1,003	1,173	26%	6%	9%
Total	1,675	14,167	15,842	1,111	7,659	8,770	51%	85%	81%
(1)	Includes homes under construction and owned lots.

Net Income

	Three months ended June 30,			Six months ended June 30,
	2024	2023	Period over period change	2024	2023	Period over period change
Alabama	$5,559	$1,435	$4,124	$10,163	$3,676	$6,487
Atlanta	18,012	23,379	(5,367)	32,583	42,928	(10,345)
Charlotte	2,380	2,380	—	4,004	4,313	(309)
Houston	3,446	—	3,446	6,812	—	6,812
Nashville	2,789	4,501	(1,712)	5,102	7,732	(2,630)
Raleigh	5,207	5,615	(408)	10,017	12,846	(2,829)
Segment total	37,393	37,310	83	68,681	71,495	(2,814)
Corporate(1)	(12,659)	(6,569)	(6,090)	(23,461)	(11,928)	(11,533)
Total	$24,734	$30,741	$(6,007)	$45,220	$59,567	$(14,347)
(1)
Corporate primarily includes corporate overhead costs, such as payroll and benefits, business insurance, information technology, office costs, outside professional services and travel costs, and certain other amounts that are not allocated to the reportable segments.

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes net-debt-to-net book capitalization and adjusted net income.

Net-debt-to-net book capitalization

Net-debt-to-net book capitalization is a supplemental measure of our leverage that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to debt-to-book capitalization or any other measure derived in accordance with GAAP. We caution investors that amounts presented in accordance with our definition of net-debt-to-net book capitalization may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate this non-GAAP financial measure in the same manner. We present this non-GAAP financial measure because we consider it to be an important supplemental measure of our leverage and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

We define net-debt-to-net book capitalization as:

•	Total debt, less cash and cash equivalents, divided by
•	Total debt, less cash and cash equivalents, plus stockholders’ equity.

This non-GAAP financial measure has limitations as an analytical tool in that it subtracts cash and cash equivalents and therefore may imply that the Company has less debt than the most comparable measure determined in accordance with GAAP. Because of this limitation, this non-GAAP financial measure should be considered along with other financial measures presented in accordance with GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in the following table:

As of (in thousands, except percentages)	June 30, 2024	December 31, 2023
Notes payable	$3,859	$75,627
Stockholders’/ Members’ equity	344,559	208,903
Total capitalization	$348,418	$284,530
Debt-to-book capitalization	1.1%	26.6%
Notes payable	$3,859	$75,627
Less: cash and cash equivalents	17,298	19,777
Net debt	(13,439)	55,850
Stockholders’/ Members’ equity	344,559	208,903
Total net capitalization	$331,120	$264,753
Net-debt-to-net book capitalization	(4.1)%	21.1%

Adjusted net income

Adjusted net income is not a measure of net income or net income margin as determined by GAAP. Adjusted net income is a supplemental non-GAAP financial measure used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted net income as net income adjusted for the tax impact using a 25.0% federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).

Management believes adjusted net income is useful because it allows management to more effectively evaluate our operating performance and comparability to industry peers who record income tax expense on their income before tax as opposed to the income of Smith Douglas Holdings LLC not being taxed at the entity level and, therefore, not reflecting a charge against earnings for income tax expense. Adjusted net income should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. Our computation of adjusted net income may not be comparable to adjusted net income of other companies. We present adjusted net income because we believe it provides useful information regarding our comparability to peers.

The following table presents a reconciliation of adjusted net income to the GAAP financial measure of net income for each of the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income	$24,734	$30,741	$45,220	$59,567
Provision for income taxes	1,132	—	2,053	—
Income before income taxes	25,866	30,741	47,273	59,567
Tax-effected adjustments(1)	6,467	7,685	11,818	14,892
Adjusted net income	$19,399	$23,056	$35,455	$44,675
(1)
For the three months ended June 30, 2024 and 2023, our tax expenses assumes a 25.0% federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).